EXHIBIT 23.1

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-64389) pertaining to the 1998 Stock Incentive Plan of Paychex, Inc. of our report dated June 25, 1998, with respect to the consolidated financial statements of Paychex, Inc. and subsidiaries included in its Annual Report (Form 10-K) for the year ended May 31, 1998, filed with the Securities and Exchange Commission.




October 1, 1998                                          /s/ Ernst & Young LLP